UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

EL PASO ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 7, 2019

Dear El Paso Electric Team,

I know you heard from Mary Kipp earlier this week about the agreement that El Paso Electric (“EPE”) has reached with the Infrastructure Investments Fund (“IIF”). On behalf of the IIF team, I also wanted to reach out and share our enthusiasm about this exciting news. Indeed, EPE will be a flagship investment for IIF. All of us are very excited about the opportunity to partner with you and El Paso Electric’s communities and customers to support EPE’s next phase of growth and success.

Let me start by telling you a little about IIF. IIF is a private investment vehicle that was founded in 2006. Since that time, it has been selected to help invest and grow the retirement funds of more than 40 million families throughout the world, including in 15 states across the U.S. This includes state and local government pension funds for police officers, firefighters, teachers, municipal workers and other government employees, as well as U.S. corporate pension funds. In fact, as a result of IIF’s agreement with EPE, we expect that approximately two million people across Texas and New Mexico will be invested in El Paso Electric once the transaction closes.

IIF is a long-term investor with a buy and hold philosophy. IIF’s 19 current portfolio companies provide essential services, such as energy, water and transportation. Like EPE, these companies are vital to the economic health and productivity of the communities in which they operate. IIF’s role as their partner is to help ensure that these companies have the resources and expertise to thrive and excel in meeting the needs of their communities in a sustainable way. We are very proud of IIF’s strong record with our community partners and look forward to working closely with the EPE team to meet its own service area’s needs, including continuing to provide safe, clean, affordable and reliable energy.

IIF has a track record of working constructively with organized labor. In fact, many groups affiliated with organized labor are investors in IIF, and U.S. Taft-Hartley plans represent a notable portion of IIF’s investor base.

IIF has also utilized a Responsible Contractor Policy since 2009 designed to guide the selection of independent contractors by its U.S. portfolio companies. As one example, there is a history of partnership with Teamsters Local Union 373 at Arkansas Oklahoma Gas, and with significant investment through Summit Natural Gas of Maine; IIF created approximately 700 construction jobs, including under a Project Labor Agreement with general contractors and sub-contractors.

On a personal level, I joined in 2012 after spending much of my career working at other utility companies, including PSEG, International Power and Direct Energy. I know firsthand that loyal, dedicated employees are the key to any company’s success. This is one reason why IIF felt it was so important that the agreement with EPE contained commitments to ensure that EPE’s workforce, including union and non-union employees and management, will remain in place.

Over the past week, I have had the opportunity to meet personally with your executive team, and I am excited about the support that your leadership team has for this partnership. These conversations have reinforced my confidence in the road ahead working together. Time and again, I heard people discussing values similar to our own. Integrity, accountability, inclusion and leadership are core to IIF, and EPE has shared how these same values helped shape its 100-plus year history as well. With complementary values, we have a shared foundation for success.

I also heard about the strong culture and local pride that drives El Paso Electric – in fact, the strength of your mission is one of the things that originally interested IIF in the partnership. Across our family of companies, we are proud that each one has its own set of values, which reflect the distinct culture and mission of the company and its community.

As Mary told you earlier this week, IIF has great respect for the strong team of employees at EPE, and we share the same vision for local job retention and growth, financially supporting our communities, and sustainably growing renewable energy resources. You can expect to hear more from me, Mary and other members of the EPE management team about the plans to realize this vision over the coming months as we move toward the closing.

I will be back in El Paso the week of June 17. I look forward to meeting many more of you then and in the months ahead.

Sincerely,

Landy Gilbert
Managing Director,
Infrastructure Investments Group of J.P. Morgan Asset Management, Investment Advisor to IIF

###

Forward-Looking Statements
This employee communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of EPE, shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding EPE’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of EPE’s shareholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues. EPE's filings are available from the SEC or may be obtained through EPE's website at http://www.epelectric.com.  Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this employee communication, and EPE does not undertake to update any forward-looking statement contained herein.

Additional Information and Where to Find It
In connection with the proposed merger, EPE expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by EPE with the SEC at http://www.sec.gov, the SEC’s website, or from EPE’s website (http://www.epelectric.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by EPE with the SEC (when available) may be obtained from EPE free of charge by directing a request to Investor Relations, Phone: 1-800-592-1634. Media inquiries can be directed to Eduardo Gutierrez at EPE, Phone: 915-497-3495.

Participants in the Solicitation
EPE, its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from EPE’s shareholders with respect to the proposed merger. Information regarding EPE’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting, filed with the SEC on April 12, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed merger.

FOR EMPLOYEES ONLY
NOT FOR PUBLIC DISTRIBUTION